UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JPMorgan Chase & Co.

(Exact name of registrant as specified in its charter)

Delaware	13-2624428
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

270 Park Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants (expiring October 28, 2018)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-146731

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The title of the securities to be registered hereunder is “Warrants (expiring October 28, 2018)” (the “Securities”). A description of the Securities is set forth under (i) the section captioned “Description of Securities Warrants” in the registrant’s Prospectus, dated October 16, 2007 (the “Base Prospectus”), which relates to the registrant’s registration statement on Form S-3 (No. 333-146731), as supplemented by (ii) the section captioned “Description of Warrants” in the registrant’s Preliminary Prospectus Supplement, dated December 8, 2009, to the Base Prospectus, which are hereby incorporated by reference into this registration statement.

Item 2.	Exhibits.

4.1	Form of Warrant Agreement between the registrant and Mellon Investor Services LLC.

4.2	Form of Warrant.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 11, 2009	JPMORGAN CHASE & CO.

	By:	/S/ ANTHONY J. HORAN
	Name:	Anthony J. Horan
	Title:	Corporate Secretary